Exhibit 99.1

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2016 RESULTS

- Raises 2016 Annual AFFO per Share Guidance -

JERICHO, NY, October 26, 2016 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended September 30, 2016.

Highlights For The Third Quarter

•	Net earnings of $0.26 per share

•	Funds From Operations (FFO) of $0.47 per share

•	Adjusted Funds From Operations (AFFO) of $0.45 per share

•	Net earnings, FFO and AFFO all include a benefit of $0.02 per share from Notable Items, as described below

•	Acquired one leasehold interest and one parcel of land for $1.9 million in the aggregate

•	Executed six leases on redevelopment projects

•	Disposed of three properties for $0.4 million in the aggregate

Christopher J. Constant, Getty’s President & Chief Executive Officer commented, “We are pleased to report another quarter of consistent earnings growth as our convenience store and gasoline station properties continue their strong performance. We made solid progress this quarter with our investing and disposition activities, which contribute to our long-term strategic goal of owning a portfolio of high quality, well-located properties. In addition, the six leases signed for redevelopment projects in the quarter demonstrate our ability to produce additional value from our assets. As we continue to execute on our strategic plan, we further position Getty to drive increased shareholder value.”

Net Earnings

The Company reported net earnings for the quarter ended September 30, 2016, of $8.8 million, or $0.26 per share, as compared to net earnings of $7.0 million, or $0.21 per share, for the same period in 2015. The Company reported net earnings for the nine months ended September 30, 2016, of $30.1 million, or $0.88 per share, as compared to net earnings of $17.5 million, or $0.52 per share, for the same period in 2015. Net earnings for both the quarter and nine months ended September 30, 2016 and 2015, were impacted by certain items as described in Notable Items below.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended September 30, 2016 grew 11.9% to $16.2 million, or $0.47 per share, as compared to $14.2 million, or $0.42 per share, for the same period in 2015. FFO for the nine months ended September 30, 2016 was up 6.3% to $46.3 million, or $1.36 per share, as compared to $43.2 million, or $1.28 per share, for the same period in 2015.

AFFO for the quarter ended September 30, 2016 increased 18.4% to $15.4 million, or $0.45 per share, as compared to $12.8 million, or $0.38 per share, for the same period in 2015. AFFO for the nine months ended September 30, 2016, was $43.0 million, or $1.26 per share, as compared to $42.4 million, or $1.25 per share, for the same period in 2015.

FFO and AFFO for both the quarter and nine months ended September 30, 2016 and 2015, were impacted by certain items as described in Notable Items below.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Operating Income

Revenues from rental properties in continuing operations were $24.3 million for the quarter ended September 30, 2016, as compared to $24.8 million for the same period in 2015. The change in revenue from rental properties was primarily due to a decrease in revenue recognition adjustments recorded during the quarter ended September 30, 2016. Revenues from rental properties in continuing operations increased by 8.2% to $72.9 million for the nine months ended September 30, 2016, as compared to $67.4 million for the same period in 2015. The growth in revenue from rental properties was primarily due to additional revenues received from the properties acquired in 2015.

Property costs from continuing operations decreased by $1.1 million to $5.2 million for the quarter ended September 30, 2016, as compared to $6.3 million for the same period in 2015. Property costs from continuing operations decreased by $1.8 million to $16.2 million for the nine months ended September 30, 2016, as compared to $18.0 million for the same period in 2015. The decline in property costs for the quarter and nine months ended September 30, 2016 was due to reductions in rent and maintenance expenses, and tenant expense reimbursements.

Environmental expenses from continuing operations were $0.9 million for the quarter ended September 30, 2016, as compared to $1.6 million for the same period in 2015. Environmental expenses from continuing operations were $2.6 million for the nine months ended September 30, 2016, as compared to $5.3 million for the same period in 2015. The reduction in environmental expenses for the quarter and nine months ended September 30, 2016 was principally due to decreases in environmental remediation costs offset by increases in litigation loss reserves and legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations decreased by $0.9 million to $3.3 million for the quarter ended September 30, 2016, as compared to $4.2 million for the same period in 2015. General and administrative expenses from continuing operations decreased by $1.8 million to $11.1 million for the nine months ended September 30, 2016, as compared to $12.9 million for the same period in 2015. The reduction in general and administrative expenses for the quarter and nine months ended September 30, 2016 was principally due to a decrease in legal and professional fees and employee related expenses attributable to severance and retirement costs.

Impairment charges in continuing operations were $1.2 million for the quarter ended September 30, 2016, as compared to $1.7 million for the same period in 2015. Impairment charges in continuing operations were $5.2 million for the nine months ended September 30, 2016, as compared to $10.7 million for the same period in 2015. Impairment charges in continuing operations for the quarter and nine months ended September 30, 2016 and 2015, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain properties.

Notable Items

Results for the quarter ended September 30, 2016 included $0.8 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, which resulted in a net benefit to the Company of $0.02 per share, in the aggregate. Results for the nine months ended September 30, 2016 included $2.0 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, offset by a $0.8 million environmental litigation reserve, which resulted in a net benefit to the Company of $1.2 million, or $0.04 per share, in the aggregate. Results for the nine months ended September 30, 2015 included $7.4 million, or $0.22 per share, of income received from the Getty Petroleum Marketing Inc. bankruptcy estate.

Portfolio Activities

During the quarter, the Company acquired a leasehold interest in a property in Westchester County, NY for $1.7 million and acquired an adjacent parcel of land to an existing property for a redevelopment project for $0.2 million. The Company also signed six leases for redevelopment projects during the third quarter of 2016, bringing the total number of executed redevelopment leases to 12 for the first nine months of 2016. The tenants include high quality national and regional brands in the retail, restaurant and service categories.

During the quarter, the Company sold three properties for $0.4 million in the aggregate. During the nine months ended September 30, 2016, the Company sold ten properties for $4.0 million in the aggregate. Subsequent to September 30, 2016, the Company sold two additional properties for $1.3 million. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its net lease portfolio.

Balance Sheet

As of September 30, 2016, the Company had approximately $300 million of outstanding indebtedness with a weighted average interest rate of 4.7%. The Company’s indebtedness consists of $125 million drawn on its Credit Agreement and $175 million of Senior Unsecured Notes. Total cash and cash equivalents were $10.2 million as of September 30, 2016.

2016 Guidance

The Company is raising its 2016 AFFO guidance to a range of $1.55 to $1.60 per diluted share, from $1.50 to $1.55 per diluted share. The Company’s guidance includes a net benefit of $0.04 per diluted share from Notable Items year to date, as discussed above, but does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s Third Quarter Earnings Conference Call is scheduled for Thursday, October 27, 2016 at 8:30 a.m. EDT. To participate in the call, please dial (800) 299-7209 or (719) 325-2348, for international participants, ten minutes before the scheduled start time. Participants may also access the call via live webcast by visiting the investors section of the Company’s website at ir.gettyrealty.com.

A replay will be available on October 27, 2016 beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, November 3, 2016. To access the replay, please dial (877) 870-5176, or (858) 384-5517, for international participants, and reference pass code 6637987.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store and gasoline station properties. As of September 30, 2016, the Company owned and leased 835 properties nationwide.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less revenue recognition adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash revenue recognition adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) environmental accretion expense and changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT AND THOSE REGARDING THE COMPANY’S 2016 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2016	December 31, 2015
ASSETS:
Real Estate:
Land	$474,103	$475,784
Buildings and improvements	303,544	304,894
Construction in progress	266	955

	777,913	781,633
Less accumulated depreciation and amortization	(117,379)	(107,109)

Real estate held for use, net	660,534	674,524
Real estate held for sale, net	839	1,339

Real estate, net	661,373	675,863
Investment in direct financing leases, net	92,636	94,098
Notes and mortgages receivable	33,311	48,455
Deferred rent receivable	28,792	25,450
Cash and cash equivalents	10,187	3,942
Restricted cash	215	409
Accounts receivable, net of allowance of $1,970 and $2,634, respectively	2,741	2,975
Prepaid expenses and other assets	41,816	45,726

Total assets	$871,071	$896,918

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$123,626	$142,100
Senior unsecured notes, net	174,730	174,689
Mortgage payable, net	—	303
Environmental remediation obligations	78,525	84,345
Dividends payable	8,568	15,897
Accounts payable and accrued liabilities	65,787	73,023

Total liabilities	451,236	490,357

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 33,872,209 and 33,422,170 shares issued and outstanding, respectively	339	334
Additional paid-in capital	473,168	464,338
Dividends paid in excess of earnings	(53,672)	(58,111)

Total shareholders’ equity	419,835	406,561

Total liabilities and shareholders’ equity	$871,071	$896,918

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Revenues from rental properties	$24,328	$24,840	$72,856	$67,376
Tenant reimbursements	3,397	4,237	9,921	11,095
Interest on notes and mortgages receivable	786	910	2,770	2,472

Total revenues	28,511	29,987	85,547	80,943

Operating expenses:
Property costs	5,202	6,319	16,166	18,002
Impairments	1,152	1,700	5,210	10,682
Environmental	884	1,647	2,628	5,259
General and administrative	3,257	4,244	11,107	12,867
(Recoveries) allowance for uncollectible accounts	(132)	263	(606)	684
Depreciation and amortization	5,411	4,629	14,649	12,192

Total operating expenses	15,774	18,802	49,154	59,686

Operating income	12,737	11,185	36,393	21,257
Gains on dispositions of real estate	11	1,696	5,376	1,437
Other income, net	644	121	1,418	7,505
Interest expense	(4,156)	(4,479)	(12,526)	(10,214)

Earnings from continuing operations	9,236	8,523	30,661	19,985
Discontinued operations:
(Loss) from operating activities	(411)	(1,716)	(400)	(2,820)
(Loss) gains on dispositions of real estate	(21)	228	(178)	352

(Loss) from discontinued operations	(432)	(1,488)	(578)	(2,468)

Net earnings	$8,804	$7,035	$30,083	$17,517

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.27	$0.25	$0.90	$0.59
(Loss) from discontinued operations	(0.01)	(0.04)	(0.02)	(0.07)

Net earnings	$0.26	$0.21	$0.88	$0.52

Weighted average common shares outstanding:
Basic and diluted	33,776	33,422	33,716	33,420

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net earnings	$8,804	$7,035	$30,083	$17,517
Depreciation and amortization of real estate assets	5,411	4,629	14,649	12,192
Loss (gains) on dispositions of real estate	10	(1,923)	(5,198)	(1,789)
Impairments	1,991	4,460	6,787	15,256

Funds from operations	16,216	14,201	46,321	43,176
Revenue recognition adjustments	(797)	(1,287)	(2,509)	(2,621)
Allowance for deferred rental revenue	—	(89)	—	(93)
Changes in environmental estimates	(1,069)	(1,171)	(3,804)	(2,035)
Accretion expense	1,056	1,120	3,020	3,519
Acquisition costs	20	22	20	435

Adjusted funds from operations	$15,426	$12,796	$43,048	$42,381

Basic and diluted per share amounts:
Earnings per share	$0.26	$0.21	$0.88	$0.52
Funds from operations per share	0.47	0.42	1.36	1.28
Adjusted funds from operations per share	$0.45	$0.38	$1.26	$1.25
Basic and diluted weighted average shares outstanding	33,776	33,422	33,716	33,420

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com